Exhibit 3.6.1 -   Form of Series B Preferred Stock.

                     See Restrictive Legends on Reverse Side

                            SERIES B PREFERRED STOCK
                                 $.001 PAR VALUE

                             CERTIFICATE FOR SHARES

                            U.S. WIRELESS CORPORATION
                            (A Delaware Corporation)

Number: PB__________                                            Shares:________



     WHEREAS, U.S. Wireless Corporation (the "Company"), is authorized to issue an aggregate of One million (1,000,000) shares of Preferred Stock, par value $.01 per share, which may be issued in classes or in series, and whose respective rights, designations and preferences may be designated from time to time by a Certificate of Designation by the Board of Directors of U.S. Wireless Corporation; and

     WHEREAS, the Board of Directors of U.S. Wireless Corporation have designated 60,000 shares of Preferred Stock as the "Series B Preferred Stock," pursuant to an Certificate of Restated and Amended Certificate of Incorporation as filed by the Company and which Amendment sets forth the rights, preferences and limitations of such Series B Preferred Stock.

     NOW, THEREFORE, this certifies that ___________________ the owner of ____________ (_________) Shares of the Series B Preferred Stock of U.S. Wireless Corporation, which Preferred Shares are fully paid and non-assessable.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __th day of __________, 1999.


      -------------------------                   ------------------------------
        David Klarman                               Dr. Oliver Hilsenrath
        Secretary                                   President



                            U.S. WIRELESS CORPORATION
                                      1993
                                    Delaware


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
The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-          as tenants in common                      UNIF GIFT ACT -.......Custodian.........
TEN ENT-          as tenants by the entireties                            (Cust.)      (Minor)
JT TEN-           as joint tenants with right of                       under Uniform Gifts to Minors
                  survivorship and not as tenants           Act......................................
                  in common                                                              (State)

Additional abbreviation may also be used though not in above list.

     For value  received,..............................hereby  sell,  assign and transfer unto

Please Insert Social Security or Other
  Identifying Number of Assignee : ____________________


     Please print or typewrite name and address including postal zip code of assignee


     Shares of the stock represented by the attached Certificate, and do hereby irrevocably constitute and appoint

     Attorney to transfer the said Limited Partnership Interests on the books of the within-named Limited Partnership with full power of substitution in the premises.

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Dated:

SIGNATURE

SIGNATURE GUARANTEED


ELECTION TO PURCHASE


     The undersigned hereby irrevocably elects to exercise the right to convert shares of Series B Preferred Stock into shares of Common Stock, and herewith tenders said shares of Series B Preferred Stock in accordance with the issuers Certificate of Incorporation. The undersigned requests that a certificates for such securities be registered in the name and address of and that such
Certificate        be       delivered        to        -------------------------
------------------------------------------------------ ----------- whose address is . ------------------
------------------------------------------------------------

Dated:


     Signature (Signature must conform in all respects to name of holder)




     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE FURTHER RESTRICTED FROM BEING SOLD OR TRANSFERRED PURSUANT TO CERTAIN HOLDBACK RESTRICTIONS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION.


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